UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

USG Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of Principal executive offices, including Zip Code)

(312) 606-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
2005 Annual Management Incentive Program

Item 1.01 Entry Into a Material Definitive Agreement

     On February 9, 2005, the USG Corporation Board of Directors ratified prior year bonus awards (to be reported in its 2005 proxy statement) and approved current salary levels for the Named Executives (as well as for other executive officers) as follows:

Named Executive	2005 Salary Level	2004 Bonus Award

William C. Foote, Chairman, President and Chief Executive Officer	$995,000	$884,272
Richard H. Fleming, Executive Vice President and Chief Financial Officer	$485,000	$231,914
Edward M. Bosowski, Executive Vice President, Marketing and Corporate Strategy; President, USG International	$410,000	$193,686
James S. Metcalf, Executive Vice President; President, Building Systems	$455,000	$206,429
Stanley L. Ferguson, Executive Vice President and General Counsel	$385,000	$180,944

     On the same date the USG Corporation Board of Directors approved strategic focus targets (which represent 50% of the target earned for each participant) under the 2005 Management Incentive Program applicable to the Named Executives, as follows: wallboard cost 10%, Auratone gross margin 10%, L&W Supply Corporation sales 10%, total overhead 10%, and working capital 10%. The Compensation and Organization Committee of the Board of Directors contemporaneously amended the Corporation’s 2005 Annual Management Incentive Program (as filed with the Securities and Exchange Commission on November 17, 2004) to reflect increases of position reference points of two and one-half percent (2.5%) under the section titled “Award Values” and modifying Item six under “General Provisions” to preclude application of deferred compensation regulations adopted by the Internal Revenue Service.

     A copy of the 2005 Annual Management Incentive Plan, as amended, is filed as exhibit 10.1 hereto and is incorporated herein by reference

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
/s/ Peter K. Maitland
Date: February 15, 2005	Peter K. Maitland, Vice President,
Compensation, Benefits, and Administration

EXHIBIT INDEX

Exhibit Numer	Description

10.1	2005 Annual Management Incentive Program, as amended.

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